UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006 (December 8, 2006)
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-505I8 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680 (Address of principal executive offices)	Houston, Texas 77042 (Zip Code)
Registrant’s telephone number, including area code            (713) 339-8900
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 Other Events
     Franklin Bank S. S. B. (“Franklin Bank”), a subsidiary of Franklin Bank Corp. (“Franklin”), has settled the previously disclosed litigation in the case styled Franklin Bank, SSB v. TES Properties, LLC, Suzan E. Taylor and Taylor-Brown, LP, Cause No. 06-07-07277-CV, filed in the 221st Judicial District Court of Montgomery County, Texas. This case related to a disputed 15 acre tract of land included in Franklin Bank’s real estate owned (“REO”), which represented a portion of a 205 acre tract serving as collateral for an approximately $14.5 million development loan previously foreclosed. Franklin had previously recorded a reserve against its REO of approximately $1.1 million in the third quarter, and the settlement was completed within the amount previously reserved. Although Franklin believes that there may be possible recoveries from third parties, no assurance may be given that any amounts will be recovered.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: December 14, 2006	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer